UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2009
Nashua Corporation

(Exact name of registrant as specified in charter)

Massachusetts	1-05492	02-0170100

(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Trafalgar Square, Suite 201, Nashua, New Hampshire	03063

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (603) 880-2323
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-2.1 Agreement and Plan of Merger dated as of May 6, 2009
Ex-99.1 Voting Agreement, dated as of May 6, 2009
Ex-99.2 Press release, dated May 7, 2009 Nashua Corporation

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
     Nashua Corporation, a Massachusetts corporation (“Nashua”) has entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of May 6, 2009 with Cenveo, Inc., a Colorado corporation (“Cenveo”), and NM Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of Cenveo (the “Merger Sub”). Pursuant to the Merger Agreement, Cenveo, Merger Sub and Nashua intend that the transaction (the “Merger”) shall be structured as either: (i) a reverse merger of Merger Sub with and into Nashua, with Nashua continuing as the surviving entity, or (ii) under certain circumstances, a forward merger of Nashua with and into Merger Sub, with Merger Sub continuing as the surviving entity.
     At the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Nashua common stock will be converted into the right to receive (i) $0.75 in cash (the “Cash Consideration”) and (ii) a number of shares of Cenveo’s common stock (the “Stock Consideration” and together with the Cash Consideration, the “Merger Consideration”) equal to the quotient of $6.130 and by the volume weighted average price per share of Cenveo common stock on fifteen days selected by lot out of the thirty trading days ending on and including the second trading day immediately prior to the closing date of the Merger (the “Cenveo Stock Measurement Price”). However, in the event that the Cenveo Stock Measurement Price is equal to or less than $3.750, then the Stock Consideration shall be equal to 1.635 shares of Cenveo common stock and (b) in the event that the Cenveo Stock Measurement Price is greater than or equal to $5.250, then the Stock Consideration shall be equal to 1.168 shares of Cenveo common stock.
     At the Effective Time, each unvested share of Nashua common stock covered by an award of restricted shares of Nashua common stock (“Restricted Shares”) shall be cancelled and converted and will be exchanged for the Merger Consideration in the same manner as the Nashua common stock. The Merger Consideration issued with respect to the Restricted Shares shall remain subject to the same terms and conditions set forth in the applicable Nashua stock plan and the cash payments to be made with respect thereto shall only be made upon the attainment of certain adjusted performance targets with respect to Cenveo common stock, as specified in the Merger Agreement.
     Also at the Effective Time, each outstanding option to purchase Nashua common stock granted under certain of Nashua’s stock plans will be assumed by Cenveo. Each such outstanding option shall be exercisable for shares of Cenveo common stock in accordance with a formula as set forth in the Merger Agreement.
     Nashua has made certain representations and warranties and covenants in the Merger Agreement, including covenants relating to obtaining the requisite approval of Nashua’s shareholders, Nashua’s conduct of its business between the date of the signing of the Merger Agreement and the closing of the Merger and, subject to certain exceptions during a 20 business day “go shop” period, Nashua’s agreement not to solicit, enter into discussions regarding, or provide information in connection with, alternative transactions.
     The Merger Agreement has been approved by Nashua’s board of directors. Cenveo’s available cash and unissued shares of Cenveo common stock will be sufficient for Cenveo to pay the aggregate merger consideration and all related fees and expenses. Consummation of the

Merger is subject to customary conditions to closing, including, among other things, the approval of the Merger Agreement by Nashua’s shareholders. The Merger Agreement contains certain termination rights of Cenveo and Nashua and provides that, upon the termination of the Merger Agreement under certain circumstances, Nashua would be required to pay Cenveo a termination fee of $1,300,000, which fee shall be $1,100,000 under specified circumstances. The Merger Agreement also provides that upon the termination of the Merger Agreement under certain circumstances, Nashua would be required to reimburse Cenveo for its reasonable, documented out-of-pocket fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement up to a maximum of $800,000, which maximum amount shall be $750,000 under specified circumstances. The Merger is expected to close in the summer of 2009.
     Other than the Merger Agreement, there is no material relationship between Nashua and either of Cenveo or the Merger Sub.
     The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Merger Agreement will be filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about Nashua or Cenveo. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential Disclosure Schedule provided by Nashua to Cenveo in connection with the signing of the Merger Agreement. This confidential Disclosure Schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Nashua and Cenveo rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about Nashua or Cenveo.
Voting Agreement
     Concurrently with the execution and delivery of the Merger Agreement, certain shareholders of Nashua holding in the aggregate approximately 23% of the outstanding shares of Nashua common stock, entered into an agreement with Cenveo (the “Voting Agreement”) pursuant to which, among other things, those shareholders agreed to, among other things, vote their Nashua shares to approve the Merger Agreement and against any other acquisition proposal, and not to transfer or pledge any of their Nashua shares. The foregoing description of the Voting Agreement is not complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC
     Nashua plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Nashua, the Merger and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

     Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Nashua through the web site maintained by the SEC at www.sec.gov.
     In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Nashua by contacting its Corporate Secretary at (603) 880-2323.
     Nashua, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from Nashua’s shareholders with respect to the transactions contemplated by the Merger Agreement. Information regarding Nashua’s directors and executive officers is contained in Nashua’s Annual Report on Form 10-K for the year ended December 31, 2008 and its proxy statement dated March 31, 2009 for its 2009 Annual Meeting of Shareholders, both of which are filed with the SEC, as well as Nashua’s Current Reports on Forms 8-K filed with the SEC on February 15, 2008, May 2, 2008, July 30, 2008, October 31, 2008, February 25, 2009 and March 6, 2009. As of March 31, 2009, Nashua’s directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 1.6 million shares, or 28.8%, of Nashua’s common stock. You can obtain free copies of these documents from Nashua using the contact information set forth above. Additional information regarding interests of such participants will be included in the Proxy Statement that will be filed with the SEC and available free of charge as indicated above.
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
     Statements in this Report and the information incorporated by reference herein, regarding the proposed transaction between Nashua and Cenveo, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company, and any other statements about Nashua’s or Cenveo’s managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may cause actual future experience and results to differ materially from those discussed in these forward-looking statements. Important factors that might cause such differences include, but are not limited to, the ability to consummate the transaction; the ability of Cenveo to successfully integrate Nashua’s operations and employees in a timely manner or at all; the ability to realize anticipated synergies and cost savings; the impact on Nashua’s customer relationships; operational disruptions from the merger; unexpected costs related to the acquisition and the other factors described in Cenveo’s Annual Report on Form 10-K for the year ended January 3, 2009 and Nashua’s Annual Report on Form 10-K for the year ended December 31, 2008 and their most recent quarterly reports filed with the SEC. Cenveo and Nashua disclaim any obligation to update any forward-looking statements after the date of this Report.

Item 8.01.	Other Events.
     On May 7, 2009, Cenveo and Nashua issued a joint press release entitled “Cenveo, Inc. to Acquire Nashua Corporation” announcing the execution of the Merger Agreement. A copy of such press release is attached hereto as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
     See the Exhibit Index attached to this Report, which is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASHUA CORPORATION
Date: May 7, 2009	By:	/s/ John L. Patenaude
John L. Patenaude
Vice President-Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of May 6, 2009 among Cenveo, Inc., NM Acquisition Corp. and Nashua Corporation (1)

99.1	Voting Agreement, dated as of May 6, 2009, among Cenveo, Inc. and certain Nashua shareholders (1)

99.2	Press release, dated May 7, 2009 Nashua Corporation

(1)	The schedules to this agreement have been omitted from this filing. Nashua will furnish copies of any of such schedules to the U.S. Securities and Exchange Commission upon request.